UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2010

Montavo, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-29397

33-0619528

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4957 Lakemont Blvd. Suite 239, Bellevue, WA 98006

(Address of principal executive offices)                        (Zip Code)

(425) 747-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2010, Montavo, Inc., a Delaware corporation (the “Company”) entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LLP (the “Investor”).  Pursuant to the Investment Agreement, at the Company’s full control and direction of both the use an equity line of credit and the floor price of any securities involved in this equity line of credit, the Investor committed to purchase up to $20,000,000 of the company’s common stock (the “Equity Line Financing”).  The aggregate number of shares issuable by the Company and purchasable by the Investor under the Investment Agreement is 15,000,000.

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that the company is entitled to put in any one notice is 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days.  The purchase price shall be set at ninety-four percent (94%) of the volume weighted average price (VWAP) of the Company’s common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During this time, the Company shall not be entitled to deliver another put notice.  In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended.  In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement (as further explained below) to cover the resale of the shares.

The Investment Agreement further provides that the Investors and the company are each entitled to customary indemnification form the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below), or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains representations and warranties of each of the company and the Investor.  The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing maters as facts.  Investors should read the Investment Agreement together with the other information concerning the company that the Company publicly files in reports and statements with the Securities and Exchange Commission.

Pursuant to the terms of a Registration Rights Agreement dated January 8, 2010 between the Company and the Investor (“Registration Rights Agreement”), the Company is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) to register the resale by the Investor of 15,000,000 shares of the common stock underlying the Investment Agreement by or before January 29, 2010.  In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed.

The foregoing description of each of the Investment Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1

Investment Agreement

10.2

Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAVO, INC.

Date: January 12th, 2010

/s/ Brook Lang

Brook Lang, CEO